Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”) dated August 9, 2010, between The 1818 Fund II, L.P., a Delaware limited partnership (“Seller”), and National HeathCare Corporation, a Delaware corporation (the “Company”).

Seller wishes to sell to the Company, and the Company wishes to purchase from Seller, subject to the terms and conditions hereof, one hundred eighty two thousand nine hundred (182,900) authorized and issued shares of Common Stock, $.01 par value, of the Company (the “Shares”).

In consideration of the foregoing and the agreements made herein, the parties hereto agree as follows:

ARTICLE I

STOCK PURCHASE

1.1.

Purchase and Sale.  Upon the terms herein set forth, Seller hereby sells, free and clear of all liens, claims, restrictions, security interests or encumbrances, the Shares to the Company, and the Company hereby acquires the Shares for a purchase price of $32.50 per share equaling an aggregate purchase price of $5,944,250 (the “Purchase Price”), payable to Seller in immediately available funds (the “Stock Purchase”).

ARTICLE II

DELIVERIES

2.1.

Seller’s Deliveries.  Seller shall deliver or arrange for the delivery of contemporaneously herewith:

(A)

Certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to the Company.

(B)

Representation from Seller that all liens, claims, restrictions, security interests or encumbrances of any kind on the Shares have been released (or are being released upon the delivery of the Purchase Price) and any financing statements relating thereto are authorized to be terminated.

(C)

Representation from Seller that all requisite resolutions or approvals of or on behalf of Seller (or the partners of Seller) authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been made or given.

2.2.

Company Delivery.  The Company shall contemporaneously herewith deliver to Seller the Purchase Price by wire transfer to the account designated by Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller to induce the Company to enter into and consummate the transactions contemplated hereby, hereby represents and warrants as follows:

A-1

3.1.

Ownership.  Seller is the sole record owner of the Shares and such Shares are free and clear of all liens, security interests, pledges, proxy restrictions, encumbrances or other interests of any kind whatsoever.  Seller has not granted any interests or rights to any third party with respect to the Shares, and there are no agreements or arrangements obligating them to grant any such interest or rights to any third party.  Upon the delivery of the certificates for the Shares or the delivery of the shares by DWAC transfer to Computershare as the transfer agent for the Company’s Common Stock, the Company will obtain good, valid and marketable title to the Shares free and clear of all liens, claims and encumbrances whatsoever.

3.2.

Binding Agreement.  Seller has all requisite power and authority to enter into this Agreement and perform Seller’s obligations hereunder.  The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by all necessary partnership action on the part of Seller, including, without limitation, any required approval of limited partners.  This Agreement constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, and no consent of any federal, state or other local authority or any other person or entity that has not been obtained is required to be obtained by Seller in connection with the consummation of the transactions contemplated by this Agreement.

3.3.

No Conflicts.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) violate any provision of any law, regulation, governmental permit or license, judicial or administrative order, award, judgment or decree applicable to Seller, or (ii) conflict with, result in a breach of, or right to cancel or constitute a default under, any agreement or instrument to which Seller is a party, by which Seller is bound or to which Seller or the Shares are subject.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1.

Existence and Qualification.  The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

4.2.

Authority.  The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution, delivery and performance of this Agreement by Company has been duly and validly authorized by all necessary corporate action on the part of Company, including, without limitation, any required approval of the board of directors.  This Agreement constitutes a valid and binding agreement of Company enforceable against Company in accordance with its terms, and no consent of any federal, state or other local authority or any other person or entity that has not been obtained is required to be obtained by Company in connection with the consummation of the transactions contemplated by this Agreement.

4.3.

No Conflicts.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) violate any provision of any law, regulation, governmental permit or license, judicial or administrative order, award, judgment or decree applicable to Company, or (ii) conflict with, result in a breach of, or right to cancel or constitute a default under, any agreement or instrument to which Company is a party, by which Company is bound or to which Company or the Shares are subject.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1.

Further Action.  Each of the parties hereto shall execute such documents and take such action as may be reasonably requested by another party, as may be required by the terms and provisions of the Agreement to carry out the provisions and purposes of this Agreement.

5.2.

Broker’s Fees.  Seller shall be responsible for the payment of any and all fees and commissions of any broker related to the transactions contemplated by this Agreement.

5.3.

Securities Laws.  Seller acknowledges that applicable securities laws may require the public disclosure of this Agreement and the transactions contemplated by this Agreement, which such filings shall be made by the Company

ARTICLE VI

GENERAL PROVISIONS

6.1.

Assignment.  This Agreement may not be assigned by any party hereto, except this Agreement will inure to the benefit of any successor-in-interest of the Company or purchaser of all or substantially all the Company’s assets.

6.2.

Counterparts.  This Agreement may be executed in counterparts and each such counterpart shall be deemed to be an original instrument.

6.3.

Entire Agreement.  This Agreement, including the exhibits and other documents referred to herein or delivered pursuant hereto, contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

6.4.

Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6.5.

No Third Party Beneficiaries.  The parties do not intend to confer any benefit hereunder on any person or entity other than the parties hereto.

6.6.

Injunctions.  It is agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject mailer jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

6.7.

Survival.  All provisions of this Agreement shall survive the Closing hereunder and shall remain applicable for five years; provided that the representations and warranties in Section 3.1 shall survive indefinitely.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

THE 1818 FUND II, L.P.

By:  Brown Brothers Harriman & Co.

General Partner

By:  /s/ Lawrence C. Tucker

Name:  Lawrence C. Tucker

Title: Partner – Brown Brothers Harriman & Co.

NATIONAL HEALTHCARE CORPORATION

By:  /s/ John K. Lines

Name:  John K. Lines

Title:  SVP & General Counsel